SEPARATION AGREEMENT

     THIS SEPARATION AGREEMENT ("Agreement") is entered into effective as of the 8th day of January, 2001 (the "Effective Date"), between and among KLEVER MARKETING, INC. (the "Company"), a Delaware corporation, PAUL G. BEGUM ("Begum"), an individual, PSF, INC. ("PSF"), a Utah corporation, and TREE OF STARS, INC. ("Tree of Stars"), a Nevada corporation. The Company, Begum, PSF and Tree of Stars shall sometimes hereinafter be referred to collectively as the "Parties" and individually as a "Party."

     WHEREAS, Begum is presently an officer and director of the Company; and

     WHEREAS, the Company and Begum entered into a certain Agreement (which Begum and the Company's Board of Directors agree was always intended to be a consulting agreement calling for initial annual base compensation in the amount of $200,004.00) dated effective July 4, 1998 (the "Consulting Agreement"); and

     WHEREAS, PSF made a promissory note (the "PSF Note") payable to the Company dated February 1, 2000, in the original principal amount of $191,776.46, accruing interest at 8%, with a 36 month term, and which has a balance owing of approximately $106,000.00 as of the Effective Date; and

     WHEREAS, Begum has decided to retire from his officer responsibilities with the Company effective as of the date hereof, upon the terms and conditions set forth herein; and

     WHEREAS, the Parties desire to release each other from all claims and potential claims relating to Begum's service to the Company, prior to the Effective Date, upon the terms and conditions set forth herein,

     NOW,  THEREFORE,  in  consideration  of this  Agreement  and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the Parties agree as follows:

     1. Resignation of Begum; Termination of Consulting Agreement Begum hereby resigns his positions as an officer of the Company, and the Company hereby accepts Begum's resignation, as of the Effective Date. The Parties further terminate the Consulting Agreement in its entirety as of the Effective Date. The Parties acknowledge that this Agreement is not an admission of any fault or wrongdoing by any Party, but rather is intended to resolve and settle the issues contained herein. The parties hereto acknowledge that Begum is not an employee of the Company and, with the exception of the consulting services set forth in
Section 2.E. below, there now exists no agreement between the Company and Begum, PSF, Tree of Stars or any other entity affiliated with Begum that provides for services to be rendered to the Company.

     2. Terms and Conditions of Resignation and Termination In consideration of the provisions contained herein, the parties hereby act and agree as follows:

     A. The Company shall pay the business expenses charged to Begum's Advanta credit card up to $26,000.00 (any personal expenses on such Advanta credit card shall be paid by Begum). Payment to be made at the minimal extent possible until such time as the Company has funds in excess of its foreseeable needs to pay additional amounts. Any, debt or equity funds received by the Company after the Effective Date as a direct result of Begum's fund raising activities and debt or equity funds received by the Company after the Effective Date in excess of $250,000 from all sources other than the Olsen group to the extent the Company is not restricted from using such funds for this purpose, shall be treated as "funds in excess of its foreseeable needs" for purposes of the payment provided in this subsection and in subsection B, below.

     B. The Company shall pay Begum for services rendered as an independent contractor to the Company $20,000.00 as soon as the Company has funds in excess of its foreseeable needs and shall reduce the principal amount owing under the PSF Note by $13,900.00.

     C. The Company shall continue to make all lease payments due on the Lexus vehicle that Begum is currently using through the end of the tease term, at which time, Begum will be responsible to either purchase the vehicle personally or return the vehicle pursuant to the lease. To the extent such lease. payments exceed $500 per month (such amount is subject to verification), the Company shall receive a credit towards its payment obligations under Sections 2.A, 2.B or 2.E of this Agreement Begum shall pay all charges or payments required to purchase or turn-in the vehicle at the end of the lease term.

     D. The Company shall continue to make all lease payments due on the laptop computer that Begum is currently using through the end of the lease term, at which time, Begum shall comply with the lease with respect to disposition of the laptop computer.

     E. The Company hereby engages Begum as an independent consultant, and not as an employee, for a period of seven months following the Effective Date; and shall pay Begum $6,500.00 per month for seven months as a consulting fee with the first payment due on January 31, 2001 and the remaining payments due on or before the last day of each month thereafter until paid in full (i.e., February 28, March 31, April 30, May 31, June 30, and July 31, 2001). The Company and Begum shall mutually agree on the nature and scope of the consulting. services (which shall primarily be comprised of fund raising) that Begum will provide during said seven-month period. The Company hereby agrees to reasonably cooperate with Begum's fund raising activities. Such cooperation will include providing promotional materials and having a Company representative attend fund raising meetings that Begum has arranged.

     F. Begum will be personally responsible for his medical insurance premiums effective January 1, 2001. The Company shall cooperate' fully with Begum in making any COBRA insurance coverage that Begum may elect and have available.

     G. Begum shall transfer the cellular telephone that he is currently using into his personal name and shall be responsible to pay all charges relating to such telephone from and after January4, 2001.

     H. The Company shall reimburse Begum for attorneys' fees and legal expenses that he has personally incurred with Brian Lloyd through January 15, 2001 but only up to a maximum of $3,000.00. Such reimbursement shall be made by the Company upon Begum's submission to the Company of copies of invoices for such fees and expenses.

     I. The Company shall continue to reimburse Begum for all travel and related expenses (e.g., travel, lodging, food, etc.) incurred in connection with fundraising activities for the Company so long as such expenses are expressly authorized and approved in writing by the President or CFO of the Company in advance.

     J. Begum shall have the right, at any time prior to July 31, 2001, to surrender to the Company and redeem 100,000 shares of the Company's common stock owned by PSF in full satisfaction of all amounts owing under the PSF Note.

     3. Effect on Stock Ownership. This Agreement shall not be deemed to have any effect on the Company stock owned by Begum, PSF and Tree of Stars as of the Effective Date. The Company acknowledges that immediately prior to the execution hereof that Begum has been issued stock options pursuant to the Company's Stock Incentive Plan providing for the purchase of the following shares of stock in the Company: 225,000 shares (C) $2.75 and 12,000 shares (C) $2.75, respectively. Said stock options are subject to the terms and conditions of said Stock Incentive Plan. Begum acknowledges that he has no other rights or options under said Stock Incentive Plan.

     4. Acknowledgment of Return of Company Records and 'Removal of Personal Property. The Company and Begum acknowledge and agree that Begum has returned to the Company certain Company's records. In the 'event Begum discovers or has any additional company records in his possession or under his control, he shall promptly return such records to the Company. The Company and Begum further acknowledge and agree that Begum has removed, with permission from the Company, a small couch, a large couch, a coffee table, a lamp, 3 prints, a file cabinet and a chair from Begum's Company office.

     5. Mutual Releases; Reservation of Rights as to Certain Claims Except as expressly reserved in this Agreement, the Company, Begum, PSF and Tree of Stars, as well as their respective officers, directors and employees; hereby mutually waive, discharge, acquit and release any and all claims, demands, damages, losses, expenses, reimbursements, debts, payments, liabilities, costs and causes of action of every kind, nature and character, that they now have or may have in the future, whether now known or unknown, contingent or liquidated, against each other and all of their respective employees, officers, shareholders, directors, agents, representatives, attorneys, and all other related individuals and entities, in any way resulting from any fact, circumstance, event, happening, omission, or occurrence connected with, related directly or indirectly to, or arising from stock ownership in the Company, the Consulting Agreement, all other agreements providing for services to be provided to the Company, Begum's, PSF's or Tree of Stars' services, if any, as an officer, director, employee and consultant of the Company, and any loan, indebtedness, note or open account of the Company up to and including the Effective Date. The Parties acknowledge and agree that this Section 5 is intended to be, and should be interpreted as, a
 .broad and general release with respect to the subject matter described herein. Notwithstanding anything contained herein to the contrary, the Company is not releasing Begum, PSF and/or Tree of Stars or their respective officers, directors and employees from any right of contribution, cross claim, claims,
demands,   damages,   losses,   expenses,   reimbursements,   debts,   payments,
liabilities, costs and causes of action that arise as a result of a claim, demand, damage, loses, expense, payments, liabilities, costs and causes of action by a third party against the Company relating to a sale or transfer of the Company's stock or a securities filing or failure to file a securities filing. In the event Begum, PSF and/or Tree of Stars prevails on such a cross claim or similar claim by the Company, then the Company shall reimburse such prevailing party for all of its costs, including but not limited to its reasonable attorney fees.

     Notwithstanding the foregoing, the Company shall be permitted to conduct a due diligence inspection during the period from the Effective Date to February 8, 2001 (the "Inspection Period") for the purpose of identifying any claims that the Company may have against Begum. Begum expressly denies that any such claims exist. The Company shall then notify Begum in writing within 5 days following the expiration of the Inspection Period of any such claims (collectively, the "Excepted Claims"). All such Excepted Claims, to the extent they exceed $5,000 in the aggregate and are timely disclosed in writing as provided herein, shall be excluded from the mutual releases of the Parties provided above, and the Parties shall reserve all of their respective rights, interests, causes of action, remedies and defenses relating to such Excepted Claims.

     6. Representations and Warranties. Each Party represents and warrants to the other Parties that such Party has full power and authority to enter into this Agreement and perform such Party's duties and obligations under this Agreement, and that this Agreement is binding upon and enforceable against such Party in accordance with its terms and conditions. Each Party further represents and warrants to the other Parties that the execution, delivery and performance of this Agreement will not violate any document, agreement, law, rule or regulation applicable to or governing such Party. Each Party finally represents and warrants to the other Parties that such Party has had the opportunity to obtain independent accounting, financial and legal advice regarding the advisability of executing, delivering and performing this Agreement. All representations and warranties made by the Parties in this Agreement shall survive the execution, delivery and performance hereof.

     7. No Broker; Costs. No broker, finder, or other independent agent has acted, nor will act, for or on behalf of any of the Parties in connection with this Agreement. Except as expressly set forth in Section 2.H. above, the Parties shall each pay their own costs and attorneys' fees associated with the negotiation, drafting and execution of this Agreement.

     8. Indemnification. Each Party agrees to indemnify, defend, and hold harmless the other Parties from and against any and all loss, liability, or damage, of any nature, arising out of or due to a breach of any representation, warranty, duty, obligation or undertaking of such Party contained in this Agreement.

     9. Default; Remedies. In the event of a breach or default by any Party of any of its representations, warranties, duties, obligations, or covenants hereunder, any affected non-breaching Party shall send written notice of such breach or default to the breaching Party, who shall then have ten (30) days in which to cure such breach or default. In the event that the breaching Party fails to cure the applicable breach or default within such ten (10) day period, the affected non-breaching Party shall be entitled to exercise all remedies available to it, whether by contract at law, or in equity.

     10. Confidentiality, Nondisclosure and Nondispargement. The Company agrees to maintain, and to instruct its officers, directors and employees to maintain, the existence and terms of this Agreement confidential and that they shall not disclose its existence or terms to any other person or entity without the prior written consent of Begum, PSF or Tree of Stars, which request will not be unreasonably withheld. Notwithstanding the forgoing, the Company shall be entitled to disclose the existence and terms of this Agreement to its professional advisors, such as lawyers and accountants, and 'potential debt or equity investors on a need to know basis, as well as those various taxing, security and other governmental authorities as the Company reasonably determines shall be necessary pursuant to regulations, administrative rule or other legal requirements of disclosure. The Company shall instruct its current officers, directors and employees that when they, or any of them, receive an inquiry about or in any way relating to Begum's present status with, or his resignation from, the Company, they shall respond to such inquiry by indicating that, Begum has resigned as an officer with the Company, but continues, if applicable in the future, to serve as a member of the Company's Board Of Directors.

11. General Provisions.


     A. Notices. All notices consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (i) delivered by hand (with written confirmation of receipt), (ii) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Parties):


            (i) If to the Company, to:        Klever Marketing. Inc.
                                              350 West Broadway, Suite 201
                                              Salt Lake City, Utah 84101
                                              Attention:  Cory Hamilton
                                             Telephone:
                                                       (801) 322-1221
                                             Facsimile:(801) 322-1230
  (ii)      If to Begum, PSF or Tree of Stars, to:
                                             c/o Paul G. Begum
                                             P.O. Box 58045
                                             Salt Lake City, Utah 84158

                                             Telephone:
                                                       (801) 355-6444
                                             Facsimile:(801) 355-0447

or to such other address or addresses or telecopier numbers as any Party may from time to time designate by notice to the other Parties.

     B. Waiver. The rights and remedies of the Parties to this Agreement are cumulative. Neither the failure nor any delay by any Party in exercising any right under this Agreement will operate as a waiver of such right, and no single or partial exercise of any such right will preclude any other or further exercise of such right or the exercise of any other right.

     C. Entire Agreement. This Agreement supersedes all prior agreements between the Parties with respect to its specific subject matter set forth herein and constitutes a complete and exclusive statement of the terms of the agreement between the Parties with respect to such subject matter. This Agreement may not be amended except by a written agreement executed by the'Party to be charged with the amendment.

     D. Governing Law; Jurisdiction and Venue. The laws of the State of Utah shall govern this Agreement. The courts of Salt Lake County, Utah shall have exclusive jurisdiction and venue with respect to all litigation arising under this Agreement.

     E. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.

     F. Interpretation. No provision of this Agreement will be interpreted in favor of, or against, any of the Parties hereto by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     G. Attorneys' Fees and Expenses in the Event of Breach. In the event of a breach or default by one of the Parties hereunder (the "breaching Party"), such breaching Party shall pay to the other Party or Parties (collectively, the "non-breaching Party") enforcement and collection costs, including . reasonable attorneys' fees and legal expenses, regardless of whether breach is ultimately cured, and regardless of whether formal legal proceedings are commenced. Costs and expenses shall include, but not be limited to: (i) the non-breaching Party's reasonable attorneys' fees and legal expenses, whether or not such expenses are incurred by a salaried employee of the non-Breaching Party, (ii) reasonable attorneys' fees and legal expenses for bankruptcy proceedings including, but not limited to, efforts to modify or vacate any automatic stay or injunction. (iii) reasonable attorneys' fees and legal expenses for appeals to higher courts arising out of legal proceedings to enforce the breaching Party's obligations hereunder, and (iv) any post-judgment collection services.

              (the remainder of this page is intentionally blank)


     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date above first written.

                                           KLEVER MARKETING, INC.


Attest: /s/ D. Paul Smith                  By:  /s/ Cory A. Hamilton
        8 Jan 2001                         Its: President/CEO

                                           /s/ Paul G. Begum
                                           PAUL G. BEGUM

                                           P.S.F., INC.

                                           By:  /s/ Paul G. Begum
                                           Its: President

                                           TREE OF STARS, INC.

                                           By: /s/ Paul G. Begum
                                           Its:President



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